                                                                     Exhibit 3.5


                                STATE OF DELAWARE

                                                                          PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "FIBERMARK DURABLE SPECIALTIES, INC." AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE SEVENTEENTH DAY OF MARCH, A.D. 1994, AT 9 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, FILED THE FOURTEENTH DAY OF APRIL, A.D. 1994, AT 9 O'CLOCK A.M.

      CERTIFICATE OF MERGER, FILED THE TWENTY-NINTH DAY OF DECEMBER, A.D. 1997, AT 4:38 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1997.

      CERTIFICATE OF OWNERSHIP, CHANGING ITS NAME FROM "ARCON HOLDINGS CORP." TO "FIBERMARK DURABLE SPECIALTIES, INC.", FILED THE TWENTY-NINTH DAY OF DECEMBER, A.D. 1997, AT 4:40 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTY-FIRST DAY


                [SEAL]            /s/ Harriet Smith Windsor
                                  -----------------------------------------
                                  HARRIET SMITH WINDSOR, SECRETARY OF STATE

2386977 8100H                                            AUTHENTICATION: 1062921
010164659                                                DATE: 04-04-01

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

                                                                          PAGE 2

OF DECEMBER, A.D. 1997.

      CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF MAY, A.D. 2000, AT 12:30 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


                [SEAL]            /s/ Harriet Smith Windsor
                                  -----------------------------------------
                                  HARRIET SMITH WINDSOR, SECRETARY OF STATE

2386977 8100H                                            AUTHENTICATION: 1062921
010164659                                                DATE: 04-04-01

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 03/17/1994
   944043380 - 2386977

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ARCON HOLDINGS CORP.

      FIRST: NAME. The name of the Corporation is Arcon Holdings Corp.

      SECOND: ADDRESS OF REGISTERED OFFICE. The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the city of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

      THIRD: PURPOSE. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

      FOURTH: NUMBER OF SHARES. The total number of shares of stock which the Corporation shall have authority to issue is 1,000,000 shares of the par value of $.01 per share. All such shares shall be of one class and shall be designated Common Stock.

      FIFTH: SOLE INCORPORATOR. The name and mailing address of the sole incorporator of the Corporation are as follows:

             Charles W. Sprague
             10 East 53rd Street
             New York, New York 10022

      SIXTH: ELECTION OF DIRECTORS. The election of directors need not be by written ballot except and to the extent provided in the By-laws of the Corporation.

      SEVENTH: BY-LAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the corporation to alter or repeal any By-law made by the Board of Directors.

      EIGHTH: AMENDMENTS. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

      NINTH: LIABILITY. (a) The Corporation shall indemnify each of the individuals who may be indemnified, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as it may be amended from time to time ("Section 145"), in each and every situation where the Corporation is obligated to make such indemnification pursuant to Section 145. In addition, the Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145, the Corporation is not obligated, but is permitted or empowered, to make such indemnification. The Corporation may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board deems advisable, as permitted by such section. The Corporation shall promptly make or cause to be made any determination which Section 145 requires.

      (b) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, PROVIDED, HOWEVER, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article NINTH, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring, certifying and acknowledging under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, and accordingly has hereunto set his hand, this 17th day of March, 1994.


                                        /s/ Charles W. Sprague
                                        ----------------------
                                          Charles W. Sprague
                                             Incorporator

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/14/1994
                                                         944063689 - 2386977

                            CERTIFICATE OF AMENDMENT

                                       to

                          CERTIFICATE OF INCORPORATION

                                       of

                              ARCON HOLDINGS CORP.

            ARCON HOLDINGS CORP., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

            FIRST: that the following resolutions were duly adopted by unanimous written consent of the Board of Directors of the Corporation (the Corporation not having received any payment for any of its capital stock), setting forth proposed amendments to the Certificate of Incorporation of the Corporation, determining that the capital of the Corporation not be decreased on account of such amendments and declaring such amendments to be advisable. The resolutions are as follows:

            "RESOLVED that there is hereby adopted an amendment to the Corporation's Certificate of Incorporation pursuant to which the authorized capital stock of the Corporation shall be changed from 1,000,000 shares of Common Stock, $.01 par value, to 1,638,500 shares, consisting of 32,000 shares of Series A (Non-Voting) Convertible Preferred Stock, $.01 par value, and 6,500 shares of Series B (Voting) Convertible Preferred Stock, $.01 par value, 1,500,000 shares of Common Stock, $.01 par value, and 100,000 shares of Class B Common Stock, $.01 par value; and, in connection with such change, Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows;

            'FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is l,638,500 shares, consisting of 32,000 shares of Series A (Non-Voting) Convertible Preferred Stock, $.01 par value (herein called the "Series A Preferred Stock"), and 6,500 shares of

Series B (Voting) Convertible Preferred Stock, $.01 par value (herein called the "Series B Preferred Stock"; collectively with the Series A Preferred Stock, herein called the "Preferred Stock"), and 1,500,000 shares of Common Stock, $.01 par value (herein called the "Common Stock"), and 100,000 shares of Class B Common Stock, $.01 par value (the "Class B Common Stock"; collectively with the Common Stock, herein called the "Holdings Common Stock"). All cross-references in each subdivision of this Article FOURTH refer to other paragraph in such subdivision unless otherwise indicated.

            'The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                                       I.

                                 Preferred Stock

            1. DIVIDENDS. The holders of the Preferred Stock shall be entitled to receive, when and as, and in such amount as declared by the Board of Directors of the Corporation, out of funds legally available for such purpose, dividends payable in cash or other property. In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend whatsoever (other than a dividend payable solely in Common Stock) be declared or paid upon, nor shall any distribution be made upon, any Holdings Common Stock, nor shall any shares of Holdings Common Stock be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Holdings Common Stock without, in each such case, the written consent of the holders of 66-2/3% of the outstanding Series B Preferred Stock voting together as a class.

            2. The shares of Preferred Stock shall be redeemable as follows:

            2A. REDEMPTION. Subject to any restrictions as may be imposed by the Corporation's lenders, the Corporation shall redeem on April 30, 2001 all outstanding shares of Preferred Stock (treating Series A Preferred Stock and Series B Preferred Stock as one series). In addition, not more than 30 days after receipt of a written notice ("Put Notice") given to the Corporation by any holder of Preferred Stock during the 120-day period following the date on which consolidated audited financial statements of the Corporation for fiscal 1999 and 2000 are delivered to the holders of Preferred Stock, the Corporation shall redeem the number of shares of Preferred Stock specified in such Put Notice or Put Notices, up to the total number of such shares which shall be outstanding out of funds legally available for such purpose and provided that such redemption by the Corporation shall not contravene the terms and provisions of any indebtedness then due and owing by the Corporation.

            2B. REDEMPTION PRICE. The Preferred Stock to be redeemed as provided in paragraph 2A shall be redeemed upon notice given as hereinafter provided, by paying for each share on an as converted basis in cash the sum equal to the higher of (a) the consolidated book value per share of the Corporation as of the fiscal year end; or (b) (i) 5.5 times the consolidated net earnings of the Corporation, as set forth in the audited financial statements of the Corporation for the immediately preceding fiscal year, before interest, depreciation, amortization, consulting fees to Northwood Ventures and Northwood Management Corp. or their successors and assigns and income taxes, plus (ii) cash and marketable securities, less (iii) all nonconvertible senior and subordinated debt, in each case calculated on the basis of the preceding fiscal year's audited financial statements and the number of Common Stock share equivalents outstanding on the last day of the fiscal year. The price per share determined in accordance with the preceding sentence is sometimes referred to herein as the "Redemption Price". Prior to any date on which the Corporation is required to redeem Preferred Stock pursuant to paragraph 2A above, the Corporation shall give written notice by mail, postage prepaid to each holder of record of the Preferred Stock to be redeemed. Said notice shall specify the Redemption Price and the place and the date of such redemption, which date shall not be a day on which banks in The City of New York are required or authorized to close. If such notice of redemption shall have been duly given and if on or before the redemption date specified in such notice the funds necessary for such redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares to be redeemed shall not have been surrendered for cancellation, after the close of business on such redemption date, such shares shall no longer be deemed outstanding and all rights with respect to such shares, if any, to receive notice and to vote, shall forthwith after the close of business on such redemption date cease; provided, however, that the holders thereof shall continue to have the right to receive the amount payable upon redemption thereof, without interest.

            2C. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any shares of Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Preferred Stock accordingly.

            3. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Preferred Stock shall be entitled, PARI PASSU, before any distribution or payment is made upon any Common Stock but after payment or provision for payment of the debts and other liabilities of the Corporation, to be paid out of the remaining assets of the Corporation, an amount equal to $100 per share (plus declared but unpaid dividends, and subject, in each case, to appropriate adjustment in the event of any stock split, combination or other similar recapitalization). The payments to be made to the holders of the Preferred Stock pursuant to this paragraph 3 being sometimes referred to as the "Liquidation Payments" and the amount per share of such Liquidation Payments being sometimes referred to as the "Liquidation Price". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment to such holders of the full amount to which they are respectively entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Preferred Stock PARI PASSU. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at his post office address an shown by the records of the Corporation. Neither the consolidation, merger or other business combination of the Corporation with or into any other business enterprise nor the sale of substantially all of the assets of the Corporation shall be deemed to be a liquidation for purposes of this paragraph 3.

            4. VOLUNTARY CONVERSION

            4A. CONVERSION OF PREFERRED STOCK INTO COMMON STOCK. Subject to the provisions of paragraphs 2 and 3 hereof regarding redemption and liquidation, and subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option upon the occurrence of a Conversion Event (as hereinafter defined), and the holder of any share or shares of Series B Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Preferred Stock so to be converted by $100 and dividing the result by the Conversion Price of $4.37158 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4, then by the conversion price as last adjusted and in effect at the date any share or shares of Preferred Stock are surrendered for conversion (such price or such price as last adjusted, as the case may be, being referred to as the "Conversion Price"). A "Conversion Event" shall be (i) the transfer of shares of Series A Preferred Stock (or the agreement to transfer shares of Common Stock) to an unaffiliated party by the initial holder thereof; or (ii) a sale of substantially all the assets of the Corporation or any other acquisition of the Corporation by merger, a negotiated stock purchase or a purchase pursuant to a tender for at least a majority of the outstanding shares of Common Stock of the Corporation. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of such Preferred Stock into Common Stock, and by surrender of a certificate or certificates for the Preferred Stock so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

            4B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in paragraph 4A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole and fractional shares of Common Stock, issuable upon the conversion of such share or shares thereof. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surren-dered as aforesaid, and at such time the rights of the holder of such share or shares as such holder shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            4C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. Fractional shares may be issued upon conversion of Preferred Stock into Common Stock and, upon any conversion, the Corporation shall adjust the number of shares of Common Stock issued upon any conversion to account for any declared but unpaid dividends. The shares of Common Stock to be issued on account of such dividends shall be valued at a price per share equal to the Conversion Price at the time in effect. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to paragraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would be deliverable upon any such conversion, at the option of the holder thereof as indicated in its written notice referred to in paragraph 4A, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering Preferred Stock for conversion an amount in cash equal to the current market price of such fractional interest as determined by the Board of Directors of the Corporation.

            4D. ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON SHARES. Except as expressly provided in paragraph 4F hereof, if and whenever the Corporation shall issue or sell, or is in accordance with subparagraphs 4D(1) through 4D(7) deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Preferred Stock and upon exercise of the Heller Warrant (as hereinafter defined) (and conversion of the Class B Common Stock issuable thereunder)) multiplied by the then existing Conversion Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Preferred Stock and upon exercise of the Heller Warrant (and conversion of the Class B Common Stock issuable thereunder)).

            No adjustment of the Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

            For purposes of this subparagraph 4D, the following subparagraphs 4D(1) to 4D(7) shall also be applicable:

            4D(1). ISSUANCE OF RIGHTS OR OPTIONS. Except as set forth in paragraph 4F, in case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options, or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i} the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

            4D(2). ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4D(3) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

            4D(3). CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 4D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4D(1) or 4D(2), or the rate at which any Convertible securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 4D(1) or the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

            4D(4). STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

            4D(5). CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses in-curred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board or Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together compromising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

            4D(6). RECORD DATE. In case the Corporation shall take a record of the holder, of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. In any case in which the provisions of this paragraph 4D shall require that an adjustment be made effective immediately after the record date for payment of the dividend or distribution, and such dividend or distribution shall not thereafter be paid or the amount of cash, securities or other property distributed in payment of such dividend or distribution shall be reduced, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines not to pay such dividend or distribution or to reduce the amount of such cash, securities or other property, to the Conversion Price which would then be in effect as if such record date had not been fixed or such reduced amount of cash, securities or other property had been the only amount of cash, securities or other property distributed in payment of such dividend or distribution. In any case in which this paragraph 4D shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (2) paying to such holder any amount in cash in lieu of a fractional share of Common Stock, provided that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's rights to receive such additional shares of Common Stock, or such cash, upon the occurrence of the event requiring such adjustment.

            4D(7). TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the subsequent reissuance or transfer of any such shares shall be considered an issue or sale of Common Stock for the purposes of this subparagraph 4D.

            4E. SUBDIVISION OR COMBINATION OF STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, then the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined (by reverse stock split or otherwise) into a smaller number of shares, then the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            4F. CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (i) up to 100,000 shares of Common Stock which, on the date hereof, have been reserved for issuance to employees of the Corporation pursuant to stock option plans authorized and to be adopted by the Corporation; and (ii) shares of Class B Common Stock issuable pursuant to a Warrant dated as of April 14, 1994 (the "Heller Warrant") originally issued to Heller Financial, Inc. and shares of Common Stock issuable upon conversion of such shares of Class B Common Stock.

            4G. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to said number of shares of such stock immediately theretofore so receivable, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of shares of Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

            4H. NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            4I. OTHER NOTICES. In case at any time:

            (1) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any dividend or other distribution (other than regular cash dividends) to the holders of its Common Stock;

            (2) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock or any class or other rights;

            (3) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

            (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation,
(a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

            4J. CERTAIN EVENTS. If any event occurs as to which in the opinion of the Board of Directors the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to this paragraph 4 except in the event of a combination of shares of the type contemplated in paragraph 4E and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 4D.

            4K. NO ADDITIONAL PREFERRED STOCK TO PARTICIPATE IN LIQUIDATION. So long as any shares of Preferred Stock are outstanding, and subject to the further restrictions in paragraph 8A, the Corporation will not, unless the holders of a majority of the outstanding shares of Preferred Stock shall agree thereto in writing, issue any capital stock of any class preferred as to dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets.

            4L. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Preferred Stock as herein provided, such number of shares of Common Stock as shall than be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock of such class then authorized by this Certificate of Incorporation.

            4M. NO REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

            4N. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversions of the Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof, provided that the

Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock converted.

            4O. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock.

            5. MANDATORY CONVERSION UPON AN INITIAL PUBLIC OFFERING. Notwithstanding anything to the contrary contained in paragraph 4 hereof, all shares of Series B Preferred Stock shall be converted into Common Stock (at the Conversion Price then in effect) immediately prior to the effectiveness under the Securities Act of 1933 of a Registration Statement relating to shares of Common Stock to be offered to the public in an underwritten offering pursuant to which (a) the aggregate gross proceeds to be received by the Corporation and any stockholders who are selling shares of Common Stock in the offering equal or exceed $10,000,000 and (b) the gross price per share of Common Stock to be received in such offering equals or exceeds 200% of the Conversion Price then in effect (such offering meeting the requirements of clauses (a) and (b) above being hereinafter referred to as an "Eligible Offering"). The Corporation shall give written notice of the date of an Eligible Offering (the "Mandatory Conversion Date") to each holder of record of Series B Preferred Stock no later than one business day after such Eligible Offering by certified mail, return receipt requested, addressed to such holder at its post office address as shown on the records of the Corporation, specifying that the shares have been converted and calling upon such holder to surrender to the Corporation each certificate representing its shares of Series B Preferred Stock, duly endorsed or accompanied by proper instruments of transfer. Within 10 days after the Mandatory Conversion Date, each holder of shares of Series B Preferred Stock shall present and surrender its share certificate(s) to the Corporation, at its principal executive office, and within 30 days after such presentation shall be issued new certificates representing the shares Common Stock issuable upon such conversion. Upon consummation of an Eligible Offering, each holder of Series B Preferred Stock shall be deemed to have become the holder of the Common Stock to be issued on conversion and not of the Series B Preferred Stock being converted, and all rights of such holder shall cease with respect to such Series B Preferred Stock except for rights in connection therewith which have become matured obligations to such holder prior to such conversion and the right to receive certificates representing the shares of Common Stock to be issued upon such conversion.

            6. REDEMPTION UPON A CHANGE OF CONTROL, ETC. Upon (a) a liquidation or sale by the Corporation of more than 49% in value of its consolidated assets;
(b) a sale to persons other than the Corporation by the persons who are parties to the Stockholders Agreement dated April 14, 1994 among the stockholders named therein and the Corporation of an aggregate of more than 49% of the outstanding Common Stock of the Corporation or (c) consummation by the Corporation of a reorganization (x) in which the Corporation is not the surviving or acquiring entity, (y) in which more than 49% of the Corporation's consolidated assets are, following the consummation of such transaction, no longer owned, directly or indirectly, by the Corporation or (z) in which the value of the equity ownership interests of any of the then current holders of Common Stock is reduced by more than 49%, then, in any such instance, each holder of Preferred Stock shall be entitled, upon the date of the occurrence of such event, to receive from the Corporation an amount in cash per share of Preferred Stock equal to the then applicable Liquidation Price (plus declared but unpaid dividends on Preferred Stock).

            7. VOTING RIGHTS. Except as otherwise provided by law and this Certificate of Incorporation, the holders of Common Stock and Series B Preferred Stock shall vote together as a class on all matters to be voted upon by the stockholders of the Corporation on the following basis: (1) each holder of Series B Preferred Stock shall be entitled to one vote for each share of Common Stock which would be issuable to such holder upon the conversion of all the shares of Series B Preferred Stock so held on the record date for the determination at the stockholders entitled to vote and (2) each holder of Common Stock shall be entitled to one vote per share. Except as otherwise provided by law and this Certificate of Incorporation, the holders of Series A Preferred stock will not have any votes.

            8. RESTRICTIONS. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation and in addition to any other vote required by law, without the prior consent of the holders of a majority of the outstanding shares of the affected series of Preferred Stock (except for subparagraph 8D, where only the holders of Series B Preferred Stock shall vote separately as a series), given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Preferred Stock shall vote separately as a series:

            8A. The Corporation will not create or authorize the creation of any additional class of shares of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Preferred Stock or increase the authorized amount of any additional class of shares of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation or authorization or increase shall be by means of amendment of the Corporation's Certificate of Incorporation or by merger, consolidation or otherwise;

            8B. The Corporation will not amend, alter or repeal its Certificate of Incorporation or By-laws in any manner so as to adversely affect the respective relative rights and preferences of the Preferred Stock or adversely affects the Preferred Stock or the holders thereof;

            8C. The Corporation will not liquidate, dissolve, or distribute or otherwise dispose of all or substantially all of its assets; or

            8D. Merge, consolidate or sell all or substantially all its assets.

                                       II.

                              HOLDINGS COMMON STOCK

            Except as otherwise provided herein, all shares of Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

            1. VOTING RIGHTS. The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and except as otherwise required by law, the holders of Class B Common Stock will have no right to vote their shares of Class B Common Stock on any matters to be voted on by the Corporation's stockholders.

            2. DIVIDENDS. When and as dividends are declared thereon, whether payable in cash, property or securities of the

Corporation, the holders of Common Stock and the holders of Class B Common Stock will be entitled to share, ratably according to the number of shares of Common Stock or Class B Common Stock held by them, in such dividends; provided, that if dividends are declared which are payable at the same rate on both classes of Holdings Common Stock, and the dividends payable in shares of Common Stock will be payable to holders of Common Stock, and the dividends payable in shares of Class B Common Stock will be payable to the holders of Class B Common Stock.

            3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of any Preferred Stock pursuant to paragraph 3 of subdivision I of this ARTICLE FOURTH, the holders of Common Stock and Class B Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share, ratably according to the number of shares of Common Stock or Class B Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders; SUBJECT, HOWEVER, to the following provisions: After payment shall have been made to the holders of Preferred Stock outstanding on April 14, 1994, each holder of Common Stock (other than with respect to shares of Common Stock acquired (i) pursuant to options granted under the Stock Option Plan, (ii) after April 14, 1994 or (iii) pursuant to the Heller Warrant) shall be entitled to receive $4.37l58 per share (adjusted for stock splits, stock dividends and similar events). Thereafter, any sums available for payment to holders of Holdings Common Stock shall be paid FIRST with respect to shares of Holdings Common Stock issued or issuable, without duplication, pursuant to the Heller Warrant (or issued upon conversion of any such shares) up to an aggregate amount equal to $4,000,000 divided by (A) 1 minus (B) the percentage of equity of the Corporation represented by Holdings Common Stock issued or issuable, without duplication, under the Heller Warrant (or issued upon conversion of any such shares), diluted subsequent to April 14, 1994 only to the extent permitted pursuant to Section 4.2(o) of the Heller Warrant, and, SECOND, to the holders of Holdings Common Stock including for such purposes shares of Holdings Common Stock issuable pursuant to the Heller Warrant, ratably according to the number of shares of Holdings Common Stock held by, or issuable to, them.

            4. CONVERSION OF CLASS B COMMON STOCK.

            4A. CONVERSION. At any time and from time to time, each record holder of Class B Common Stock will be entitled to convert any and all of the shares of such holder's Class B Common Stock into the same number of shares of Common Stock at such holder's election; PROVIDED, that each holder of Class B Common Stock shall only be entitled to convert any share or shares of Class B Common Stock to the extent that after giving effect to such conversion such holder or its affiliates shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

            4B. SURRENDER OF CERTIFICATES; TIME CONVERSION EFFECTED. Each conversion of shares of Class B Common Stock into shares of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class B Common Stock) at any time during normal business hours, together with a written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common 5tock represented by such certificate or certificates into Common Stock and a written undertaking that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holders and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the Corporation to issue such Common Stock). Such conversion will he deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented hereby.

            4C. ISSUANCE OF CERTIFICATES. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

            4D. SUBDIVISION OR COMBINATION OF STOCK. If the Corporation in any manner subdivides or combines the outstanding shares of one class of either Common Stock or Class B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

            4E. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the Corporation (other than a subdivision or combination of shares of Common Stock or Class B Common Stock into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Common Stock or Class B Common Stock or from par value to no par value) or in the case of, and as condition to, the consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Common Stock or Class B Common Stock), each share of Class B Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this paragraph 4 with respect to the rights and interests thereafter of the holders of Class B Common Stock to the end that the provisions set forth in this paragraph 4 (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Common Stock.

            4F. NO REISSUANCE OF CLASS B COMMON STOCK. Shares of Class B Common Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

            4G. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this paragraph 4, such number of shares of Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Common Stock (assuming that all such shares of Class B Common Stock are held by persons entitled to convert such shares into Common Stock).

            4H. ISSUE TAX. The issuance of certificates of Common Stock upon the conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock. The Corporation will not close its books against the transfer of Class B Common Stock or of Common Stock issued or issuable upon the conversion of Class B Common Stock in any manner which would interfere with the timely conversion of Class B Common Stock.

                                      III.

                                OTHER PROVISIONS

            No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive rights to purchase or subscribe for any unissued stock or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporation or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

            Notwithstanding the foregoing provisions of this Article FOURTH, in the event of a conflict between the provisions of this Certificate of Incorporation and the Heller Warrant, the provisions of the Heller Warrant shall prevail.

            "RESOLVED that the Board of Directors determines that the capital of the Corporation will not be decreased on account of the foregoing amendment."

            SECOND: that the Amendment of the Certificate of Incorporation effected by this Certificate was duly adopted by unanimous written consent of the directors of the Corporation, as the Corporation has not received any payment for any of its stock, all in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

            THIRD: that the capital of the Corporation will not be reduced under, or by reason of, the foregoing amendments to the Certificate of Incorporation of the Corporation.

            IN WITNESS OF WHEREOF, ARCON HOLDINGS CORP. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Henry T. Wilson, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, and attested by Charles W. Sprague, its Secretary, this 13th day of April, 1994.

                              ARCON HOLDINGS CORP.


                              By /s/ Henry T. Wilson
                                 -------------------
                                      President

[CORPORATE SEAL]

Attest:


By: /s/ [ILLEGIBLE]
    ---------------
       Secretary

[Letterhead of Moffatt Thomas]

                                             December 29, 1997
                                             VIA FAX

Delaware Secretary of State
Division of Corporations
Dover, Delaware 19903

RE:  MERGER DOCUMENTS
MTBR&F File No. 15-111-65

Gentlemen:

The following documents are being faxed with this letter:

1. Certificate of Merger of Specialty Paperboard/Endura, Inc. with and into Arcon Holdings Corp. PLEASE FILE THIS DOCUMENT FIRST.

2. Certificate of Ownership and Merger of Custom Papers Group Inc. and CPG Warren-Glen Inc. with and into CPG Holdings Inc. PLEASE FILE THIS DOCUMENT SECOND.

3. Certificate of Ownership and Merger of Arcon Coating Mills, Inc. with and into Arcon Holdings Corp. Please file this document after the aforementioned documents have been filed.

4. Certificate of Ownership and Merger of CPG Holdings Inc. with and into CPG Investors Inc. Please file this document last.

Please send us certified copies of all of these documents. We would like 12-hour service. Please send the documents to us via federal express. Our federal express number is 1001-3636-8. Please charge your fees to Visa credit card number 4673 605 059 724, expiration date 4/99. If you have any questions, please call the undersigned at (208)385-5415. Thank you.

Sincerely yours,


/s/ Scott A. Tschirgi

Scott A. Tschirgi

bhb

                                                                   RECEIVED
                                                             DEPARTMENT OF STATE
                                                             97 DEC 29 PH 4:38
                                                                 DIVISION OF
                                                                 CORPORATIONS

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:38 PM 12/29/1997
                                                         971450688 - 2386977

                              CERTIFICATE OF MERGER

                                       OF

                        SPECIALTY PAPERBOARD/ENDURA, INC.

                                  WITH AND INTO

                              ARCON HOLDINGS CORP.

            The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify that:

            1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

            NAME                                          STATE OF INCORPORATION
            Specialty Paperboard/Endura, Inc.                    Delaware
            Arcon Holdings Corp.                                 Delaware

            2. An agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

            3. The name of the surviving corporation is Arcon Holdings Corp.

            4. The certificate of incorporation of the surviving corporation shall be its certificate of incorporation.

            5. The executed agreement of merger is on file at the office of the surviving corporation located at 161 Wellington Road, Brattleboro, Vermont 05301.

            6. A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of the constituent corporations.

            7. This Certificate of Merger shall become effective December 31, 1997.

            The undersigned, being the President and Secretary, respectively, of Specialty Paperboard/Endura, Inc. and of Arcon Holdings Corp., declare and certify that this is our act and deed and the facts herein stated are true, and we do hereunto sit our hands and seal this 18 day of December, 1997.


CERTIFICATE OF MERGER - 1

                                        ARCON HOLDINGS CORP.


(SEAL)                                  By /s/ Alex Kwader
                                           -----------------------------------
                                           Alex Kwader, President & CEO


ATTEST:


/s/ Paul S. Street
--------------------------------
Paul S. Street, Secretary


                                        SPECIALTY PAPERBOARD/ENDURA, INC.


(SEAL)                                  By /s/ Alex Kwader
                                           -----------------------------------
                                           Alex Kwader, President & CEO

ATTEST:


/s/ Paul S. Street
--------------------------------
Paul S. Street, Secretary


CERTIFICATE OF MERGER - 2

STATE OF VERMONT     )
                     )ss.
County of Windham    )

            Be it remembered that on this 18th day of December, 1997, personally came before me, a notary public in and for the county and state aforesaid, Alex Kwader, President and CEO of each of Specialty Paperboard/Endura, Inc. and Arcon Holdings Corp., corporations of the State of Delaware, the corporations described in and which executed the foregoing certificate, known to me personally to be such, and he the said President and CEO as such President and CEO, duly executed the said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporations and the facts stated therein are true; that the signature of the said President and CEO of said corporations to said foregoing certificate is in the handwriting of the said President and CEO of said corporations, and that the seals affixed to said certificate are the common or corporate seal of said corporations.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                        /s/ Mary Larsen
                                        --------------------------------------
                                        Notary Public


                                                       MARY LARSEN
                                             Notary Public, State of Vermont
                                           Commission Expires February 10, 1999


CERTIFICATE OF MERGER - 3

[Letterhead of Moffatt Thomas]

                                             December 29, 1997
                                             VIA FAX

Delaware Secretary of State
Division of Corporations
Dover, Delaware 19903

RE:  MERGER DOCUMENTS
MTBR&F File No. 15-111-65

Gentlemen:

The following documents are being faxed with this letter:

1. Certificate of Merger of Specialty Paperboard/Endura, Inc. with and into Arcon Holdings Corp. PLEASE FILE THIS DOCUMENT FIRST.

2. Certificate of Ownership and Merger of Custom Papers Group Inc. and CPG Warren-Glen Inc. with and into CPG Holdings Inc.. PLEASE FILE THIS DOCUMENT SECOND.

3. Certificate of Ownership and Merger of Arcon Coating Mills, Inc. with and into Arcon Holdings Corp. Please file this document after the aforementioned documents have been filed.

4. Certificate of Ownership and Merger of CPG Holdings Inc. with and into CPG Investors Inc. Please file this document last.

Please send us certified copies of all of these documents. We would like 12-hour service. Please send the documents to us via federal express. Our federal express number is 1001-3636-8. Please charge your fees to Visa credit card number 4673 605 059 724, expiration date 4/99. If you have any questions, please call the undersigned at (208)385-5415. Thank you.

Sincerely yours,


/s/ Scott A. Tschirgi

Scott A. Tschirgi


bhb

                                                                   RECEIVED
                                                             DEPARTMENT OF STATE
                                                             97 DEC 29 PH 4:38
                                                                 DIVISION OF
                                                                 CORPORATIONS

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:40 PM 12/29/1997
                                                         971450701 - 2386977

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                            ARCON COATING MILLS, INC.
                                  WITH AND INTO
                              ARCON HOLDINGS CORP.

            1. Annexed hereto is a true and correct copy of resolutions (the "Resolutions") adopted by the Board of Directors of Arcon Holdings Corp., a Delaware corporation incorporated on March 17, 1994, approving the merger of Arcon Coating Mills, Inc., a Delaware corporation incorporated on April 12, 1988, a wholly owned subsidiary of Arcon Holdings Corp., with and into Arcon Holdings Corp. Arcon Holdings Corp. will assume all of the obligations of Arcon Coating Mills, Inc.

            2. The date of adoption of the Resolutions was November 11, 1997.

            3. The surviving corporation is Arcon Holdings Corp., which, in accordance with Section 253(b) of the Delaware General Corporation Law, hereby changes its name to "FiberMark Durable Specialties, Inc." as of the effective date of the merger.

            4. The merger shall be effective December 31, 1997.

            The undersigned, being the President and CEO and Secretary, respectively, of Arcon Holdings Corp., the parent corporation and owner of all the outstanding stock of Arcon Coating Mills, Inc., for the purpose of merging Arcon Coating Mills, Inc. with and into Arcon Holdings Corp. and upon the effective date of the merger to change the name of Arcon Holdings Corp., as the surviving corporation, to "FiberMark Durable Specialties, Inc.," hereby declare and certify that this is our act and deed and the facts herein stated are true, and we do hereunto set our hands and seal this 18 day of December, 1997.

                                        ARCON HOLDINGS CORP.


(SEAL)                                  By: /s/ Alex Kwader
                                            ------------------------------------
                                            Alex Kwader, President and CEO

ATTEST:


/s/ Paul S. Street
------------------------------
Paul S. Street, Secretary


CERTIFICATE - 1

STATE OF VERMONT     )
                     )ss.
County of Windham    )

            Be it remembered that on this 18th day of December, 1997, personally came before me, a notary public in and for the county and state aforesaid, Alex Kwader, President and CEO of a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he the said President and CEO as such President and CEO, duly executed the said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; that the signature of the said President and CEO of said corporation to said foregoing certificate is in the handwriting of the said President and CEO of said corporation, and that the seals affixed to said certificate are the common or corporate seal of said corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                        /s/ Mary Larsen
                                        --------------------------------------
                                        Notary Public

                                                       MARY LARSEN
                                             Notary Public, State of Vermont
                                           Commission Expires February 10, 1999


CERTIFICATE - 2

                       CERTIFICATE OF CORPORATE RESOLUTION

            I, Paul S. Street, do hereby certify that I am the duly elected and qualified Secretary and custodian of the official records of Arcon Holdings Corp., a corporation organized and existing under the laws of the State of Delaware.

            That the following is a true and correct copy of resolutions of the Board of Directors adopted on the 11th day of November, 1997 and that said resolutions have not been amended, altered or repealed and remain in full force and effect on the date hereof:

            RESOLVED, that the Board of Directors of Arcon Holdings Corp. ("Company"), as the parent of Arcon Coating Mills, Inc., hereby authorizes and approves the merger of Arcon Coating Mills, Inc., a wholly owned subsidiary of the Company, with and into the Company, pursuant to the State of Delaware short-form merger statute, Del. Code Ann., Title 8, Section 253, and that upon the effective date of the merger Arcon Holdings Corp. will assume all of the obligations of Arcon Coating Mills, Inc., and the name of Arcon Holdings Corp. shall be changed to FiberMark Durable Specialties, Inc.; and be it

            FURTHER RESOLVED, that the President and CEO and the Secretary of the Company are hereby authorized to execute and file a Certificate of Ownership and Merger with the appropriate indication that the name of the surviving corporation will be FiberMark Durable Specialties, Inc.; and be it

            FURTHER RESOLVED, that the officers of the Company are directed and empowered to execute and deliver on behalf of the Company, and over its seal, any and all instruments necessary to effectuate this transaction.

            DATED this 18 day of December, 1997.


                                          /s/ Paul S. Street
                                          --------------------------------------
                                          Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:30 PM 05/26/2000
                                                          001269532 - 2386977

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       FIBERMARK DURABLE SPECIALTIES, INC.

      FIBERMARK DURABLE SPECIALTIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the "Corporation"), does hereby certify as follows:

1. By a unanimous written consent of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and directing that it be submitted to and be considered by the stockholder of the Corporation for approval. The stockholder of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the Delaware Corporation Law. The resolution setting forth the amendment is as follows:

RESOLVED:   That, subject to the approval of the stockholder of the Corporation,
            Article FOURTH of the Certificate of Incorporation, as amended, be and hereby is deleted in its entirety and the following Article
            FOURTH is inserted in lieu thereof.

            "FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 80,000 shares, consisting of 32,000 shares of Series A (Non-Voting) Convertible Preferred Stock, $.01 par value (herein called the "Series A Preferred Stock"), and 6,500 shares of Series B (Voting) Convertible Preferred Stock, $.01 par value (herein called the "Series B Preferred Stock"; collectively with the Series A Preferred Stock, herein called the "Preferred Stock"), and 41,500 shares of Common Stock, $.01 par value (herein called the "Common Stock"). All cross-references in each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated.

      The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                                       I.

                                 PREFERRED STOCK

      1. DIVIDENDS. The holders of the Preferred Stock shall be entitled to receive, when and as, and in such amount as declared by the board of Directors of the Corporation, out of funds legally available for such purpose, dividends payable in cash or other property. In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend whatsoever (other than a dividend payable solely in Common Stock) be declared or paid upon, nor shall any distribution be made upon, any Common Stock, nor shall any shares of Common Stock be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock without, in each such case, the written consent of the holders of 66-2/3% of the outstanding Series B Preferred Stock voting together as a class.

      2. The shares of Preferred Stock shall be redeemable as follows:

      2A. REDEMPTION. Subject to any restrictions as may be imposed by the Corporation's lenders, the Corporation shall redeem on April 30, 2001 all outstanding shares of Preferred Stock (treating Series A Preferred Stock and Series B Preferred Stock as one series). In addition, not more than 30 days after receipt of a written notice ("Put Notice") given to the Corporation by any holder of Preferred Stock during the 120-day period following the date on which consolidated audited financial statements of the Corporation for fiscal 1999 and 2000 are delivered to the holders of Preferred Stock, the Corporation shall redeem the number of shares of Preferred Stock specified in such Put Notice or Put Notices, up to the total number of such shares which shall be outstanding out of funds legally available for such purpose and provided that such redemption by the Corporation shall not contravene the terms and provisions of any indebtedness then due and owing by the Corporation.

      2B. REDEMPTION PRICE. The Preferred Stock to be redeemed as provided in paragraph 2A shall be redeemed upon notice given as hereinafter provided, by paying for each share on an as converted basis in cash the sum equal to the higher of (a) the consolidated book value per share of the Corporation as of the fiscal year end; or (b)(1) 5.5 times the consolidated net earnings of the Corporation, as set forth in the audited financial statements of the Corporation for the immediately preceding fiscal year, before interest, depreciation, amortization, consulting fees to Northwood Ventures and Northwood Management Corp. or their successors and assigns and income taxes, plus (ii) cash and marketable securities, less (iii) all nonconvertible senior and subordinated debt, in each case calculated on the basis of the preceding fiscal year's audited financial statements and the number of Common Stock share equivalents outstanding on the last day of the fiscal year. The price per share determined in accordance with the preceding sentence is sometimes referred to herein as the "Redemption Price". Prior to any date on which the Corporation is required to redeem Preferred Stock pursuant to paragraph 2A above, the

Corporation shall give written notice by mail, postage prepaid to each holder of record of the Preferred Stock to be redeemed. Said notice shall specify the Redemption Price and the place and the date of such redemption, which date shall not be a day on which banks in The City of New York are required or authorized to close. If such notice of redemption shall have been duly given and if on or before the redemption date specified in such notice the funds necessary for such redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares to be redeemed shall not have been surrendered for cancellation, after the close of business on such redemption date, such shares shall no longer be deemed outstanding and all rights with respect to such shares, if any, to receive notice and to vote, shall forthwith after the close of business on such redemption date cease; provided, however, that the holders thereof shall continue to have the right to receive the amount payable upon redemption thereof, without interest.

      2C. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any shares of Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Preferred Stock accordingly.

      3. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Preferred Stock shall be entitled, PARI PASSU, before any distribution or payment is made upon any Common Stock but after payment or provision for payment of the debts and other liabilities of the Corporation, to be paid out of the remaining assets of the Corporation, an amount equal to $100 per share (plus declared but unpaid dividends, and subject, in each case, to appropriate adjustment in the event of any stock split, combination or other similar recapitalization). The payments to be made to the holders of the Preferred Stock pursuant to this paragraph 3 being sometimes referred to as the "Liquidation Payments" and the amount per share of such Liquidation Payments being sometimes referred to as the "Liquidation Price". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment to such holders of the full amount to which they are respectively entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Preferred Stock PARI PASSU. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation. Neither the consolidation, merger or other business combination of the Corporation with or into any other business enterprise nor the sale of substantially all of the assets of the Corporation shall be deemed to be a liquidation for purposes of this paragraph 3.

      4. VOLUNTARY CONVERSION

      4A. CONVERSION OF PREFERRED STOCK INTO COMMON STOCK. Subject to the provisions of paragraphs 2 and 3 hereof regarding redemption and liquidation, and subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option upon the occurrence of a Conversion Event (as hereinafter defined), and the holder of any share or shares of Series B Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Preferred Stock so to be converted by $100 and dividing the result by the Conversion Price of $4.37158 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4, then by the Conversion Price as last adjusted and in affect at the date any share or shares of Preferred Stock are surrendered for conversion (such price or such price as last adjusted, as the case may be, being referred to as the "Conversion Price"). A "Conversion Event" shall be (i) the transfer of shares of Series A Preferred Stock (or the agreement to transfer shares of Common Stock) to an unaffiliated party by the initial holder thereof; or (ii) a sale of substantially all the assets of the Corporation or any other acquisition of the Corporation by merger, a negotiated stock purchase or a purchase pursuant to a tender for at least a majority of the outstanding shares of Common Stock of the Corporation, Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of such Preferred Stock into Common Stock, and by surrender of a certificate or certificates for the Preferred Stock so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

      4B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in paragraph 4A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole and fractional shares of Common Sock, issuable upon the conversion of such share or shares thereof, To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares as such holder shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

      4C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. Fractional shares may be issued upon conversion of Preferred Stock into Common Stock and, upon any conversion, the Corporation shall adjust the number of shares of Common Stock issued upon any conversion to account for any declared but unpaid dividends. The shares of Common Stock to be issued on account of such dividends shall be valued at a price per share equal to the Conversion Price at the time in effect. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to paragraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would be deliverable upon any such conversion, at the option of the holder thereof as indicated in its written notice referred to in paragraph 4A, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering Preferred Stock for conversion an amount in cash equal to the current market price of such fractional interest as determined by the Board of Directors of the Corporation.

      4D. ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON SHARES. Except as expressly provided in paragraph 4F hereof, if and whenever the Corporation shall issue or sell, or is in accordance with subparagraph 4D(1) through 4D(7) deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Preferred Stock) multiplied by the then existing Conversion Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Preferred Stock).

      No adjustment of the Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

For purposes of this subparagraph 4D, the following subparagraphs 4D(1) to 4D(7) shall also be applicable:

      4D(1). ISSUANCE OF RIGHTS OR OPTIONS. Except as set forth in paragraph 4F, in case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options, or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) 5hall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

      4D(2). ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4D(3) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

      4D(3). CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 4D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4D(1) or 4D(2), or the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 4D(1) or the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in affect hereunder is thereby reduced.

      4D(4). STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

      4D(5). CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together compromising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

      4D(6). RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. In any case in which the provisions of this paragraph 4D shall require that an adjustment be made effective immediately after the record date for payment of the dividend or distribution, and such dividend or distribution shall not thereafter be paid or the amount of cash, securities or other property distributed in payment of such dividend or distribution shall be reduced, the Conversion Price then in affect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines not to pay such dividend or distribution or to reduce the amount of such cash, securities or other property, to the Conversion Price which would then be in effect as if such record date had not been fixed or such reduced amount of cash, securities or other property had been the only amount of cash, securities or other property distributed in payment of such dividend or distribution. In any case in which this paragraph 4D shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (1) issuing to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving affect to such adjustment and (2) paying to such holder any amount in cash in lieu of a fractional share of Common Stock, provided that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's rights to receive such additional shares of Common Stock, or such cash, upon the occurrence of the event requiring such adjustment.

      4D(7). TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the subsequent reissuance or transfer of any such shares shall be considered an issue or sale of Common Stock for the purposes of this subparagraph 4D.

      4E. SUBDIVISION OR COMBINATION OF STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, then the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined (by reverse stock split or otherwise) into a smaller number of shares, then the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

      4F. CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of up to 100,000 shares of Common Stock which, on the date hereof, have been reserved for issuance to employees of the Corporation pursuant to stock option plans authorized and to be adopted by the Corporation.

      4G. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to said number of shares of such stock immediately theretofore so receivable, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of shares of Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

      4H. NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      4I. OTHER NOTICES. In case at any time:

      (1) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any dividend or other distribution (other than regular cash dividends) to the holders of its Common Stock;

      (2) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

      (3) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

      (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the corporation,
(a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

      4J. CERTAIN EVENTS. If any event occurs as to which in the opinion of the Board of Directors the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the affect of increasing the Conversion Price as otherwise determined pursuant to this paragraph 4 except in the event of a combination of shares of the type contemplated in paragraph 4E and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 4D.

      4K. NO ADDITIONAL PREFERRED STOCK TO PARTICIPATE IN LIQUIDATION. So long as any shares of Preferred Stock are outstanding, and subject to the further restrictions in paragraph 8A, the Corporation will not, unless the holders of a majority of the outstanding shares of Preferred Stock shall agree thereto in writing, issue any capital stock of any class preferred as to dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets.

      4L. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of that Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock of such class then authorized by this Certificate of Incorporation.

      4M. NO REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

      4N. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversions of the Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock converted.

      4O. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock.

      5. MANDATORY CONVERSION UPON AN INITIAL PUBLIC OFFERING. Notwithstanding anything to the contrary contained in paragraph 4 hereof, all shares of Series B Preferred Stock shall be converted into Common Stock (at the Conversion Price then in effect) immediately prior to the effectiveness under the Securities Act of 1933 of a Registration Statement relating to shares of Common Stock to be offered to the public in an underwritten offering pursuant to which (a) the aggregate gross proceeds to be received by the Corporation and any stockholders who are selling shares of Common Stock in the offering equal or exceed $10,000,000 and (b) the gross price per share of Common Stock to be received in such offering equals or exceeds 200% of the Conversion Price then in effect (such offering meeting the requirements of clauses (a) and (b) above being hereinafter referred to as an "Eligible Offering"). The Corporation shall give written notice of the date of an Eligible Offering (the "Mandatory Conversion Date") to each holder of record of Series B Preferred Stock no later than one business day after such Eligible Offering by certified mail, return receipt requested, addressed to such holder at its post office address as shown on the records of the Corporation, specifying that the shares have been converted and calling upon such holder to surrender to the Corporation each certificate representing its shares of Series B Preferred Stock, duly endorsed or accompanied by proper instruments of transfer. Within 10 days after the Mandatory Conversion Date, each holder of shares of Series B Preferred Stock shall present and surrender its share certificate(s) to the Corporation, at its principal executive office, and within 30 days after such presentation shall be issued new certificates representing the shares Common Stock issuable upon such conversion. Upon consummation of an Eligible Offering, each holder of Series B Preferred Stock shall be deemed to have become the holder of the Common Stock to be issued on conversion and not of the Series B Preferred Stock being converted, and all rights of such holder shall cease with respect to such Series B Preferred Stock except for rights in connection therewith which have become matured obligations to such holder prior to such conversion and the right to receive certificates representing the shares of Common Stock to be issued upon such conversion.

      6. REDEMPTION UPON A CHANGE OF CONTROL, ETC. Upon (a) a liquidation or sale by the Corporation of more than 49% in value of its consolidated assets;
(b) a sale to persons other than the Corporation by the persons who are parties to the Stockholders Agreement dated April 14, 1994 among the stockholders named therein and the Corporation of an aggregate of more than 49% of the outstanding Common Stock of the Corporation or (c) consummation by the Corporation of a reorganization (x) in which the Corporation is not the surviving or acquiring entity, (y) in which more than 49% of the Corporation's consolidated assets are, following the consummation of such transaction, no longer owned, directly or indirectly, by the Corporation or (z) in which the value of the equity ownership interests of any of the then current holders of Common Stock is reduced by more than 49%, then, in any such instance, each holder of Preferred Stock shall be entitled, upon the date of the occurrence of such event, to receive from the corporation an amount in cash per share of Preferred Stock equal to the then applicable Liquidation Price (plus declared but unpaid dividends on Preferred Stock).

      7. VOTING RIGHTS. Except as otherwise provided by law and this Certificate of Incorporation, the holders of Common Stock and Series B Preferred Stock shall vote together as a class on all matters to be voted upon by the stockholders of the Corporation on the following basis: (1) each holder of Series B Preferred Stock shall be entitled to one vote for each share of Common Stock which would be issuable to such holder upon the conversion of all the shares of Series B Preferred Stock so held on the record date for the determination of the stockholders entitled to vote and (2) each holder of Common Stock shall be entitled to one vote per share. Except as otherwise provided by law and this Certificate of Incorporation, the holders of Series A Preferred Stock will not have any votes.

      8. RESTRICTIONS. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation and in addition to any Other vote required by law, without the prior consent of the holders of a majority of the outstanding shares of the affected series of Preferred Stock (except for subparagraph 8D, where only the holders of Series B Preferred Stock shall vote separately as a series), given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Preferred Stock shall vote separately as a series:

      8A. The Corporation will not create or authorize the creation of any additional class of shares of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Preferred Stock or increase the authorized amount of any additional class of shares of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation or authorization or increase shall be by means of amendment of the Corporation's Certificate of Incorporation or by merger, consolidation or otherwise;

      8B. The Corporation will not amend, alter or repeal its Certificate of Incorporation or By-laws in any manner so as to adversely affect the respective relative rights and preferences of the Preferred Stock or adversely affects the Preferred Stock or the holders thereof;

      8C. The Corporation will not liquidate, dissolve, or distribute or otherwise dispose of all or substantially all of its assets; or

      8D. Merge, consolidate or sell all or substantially all its assets.

                                       II.

                                  COMMON STOCK

      1. VOTING RIGHTS. The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders.

      2. DIVIDENDS. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share, ratably according to the number of shares of Common Stock held by them, in such dividends.

      3. LIQUIDATION RIGHTS. In the event of arty liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of any Preferred Stock pursuant to paragraph 3 of subdivision I of this ARTICLE FOURTH, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share, ratably according to the number of shares of Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders; SUBJECT, HOWEVER, to the following provisions: After payment shall have been made to the holders of Preferred Stock outstanding on April 14, 1994, each holder of Common Stock (other than with respect to shares of Common Stock acquired (i) pursuant to options granted under the Stock Option Plan or (ii) after April 14, 1994 shall be entitled to receive $4.37158 per share (adjusted for stock splits, stock dividends and similar events). Thereafter, any sums available for payment to holders of Common Stock shall be paid to the holders of Common Stock ratably according to the number of shares of Common Stock held by, or issuable to, them.

                                      III.

                                OTHER PROVISIONS

      No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive rights to purchase or subscribe for any unissued stock or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporation or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

      IN WITNESS WHEREOF, FIBERMARK DURABLE SPECIALTIES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed this 24th day of May, 2000.

                            FIBERMARK DURABLE SPECIALTIES, INC.


                            By: /s/ Alex Kwader
                                -------------------------------
                                President
                                Alex Kwader